UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 4, 2015

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on March 4, 2015.  Four proposals were before the meeting:

•	Elect seven directors to serve until the 2016 Annual Meeting of Stockholders;

•	Advisory vote to approve the compensation of our named executive officers;

•	Vote to re-approve the performance goals under the 2009 Executive Cash Incentive Performance Plan;

•	Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the 2015 fiscal year.

The votes with respect to the proposals are set forth below.

Elect Seven Directors to Serve until the 2016 Annual Meeting of Stockholders
	For	Withheld	Broker Non-Votes
Thomas Bogan	98,896,804	121,813	5,931,331
Janice Chaffin	98,901,429	117,188	5,931,331
Donald Grierson	98,098,298	920,319	5,931,331
James Heppelmann	98,874,357	144,260	5,931,331
Paul Lacy	98,804,556	214,061	5,931,331
Robert Schechter	98,807,573	211,044	5,931,331
Renato Zambonini	98,802,380	216,237	5,931,331

Advisory Vote to Approve the Compensation of Our Named Executive Officers
For	Against	Abstain	Broker Non-Votes
93,745,681	2,655,368	2,617,568	5,931,331

Re-Approve the Performance Goals under the 2009 Executive Cash Incentive Performance Plan.
For	Against	Abstain	Broker Non-Votes
92,943,960	3,461,569	2,613,088	5,931,331

Advisory Vote to Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the 2015 Fiscal Year
For	Against	Abstain	Broker Non-Votes
103,547,722	1,379,747	22,479	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: March 9, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary